Palmchip/Wintegra Technology License Agreement

PALMCHIP TECHNOLOGY LICENSE AGREEMENT

1.	THE PARTIES

The parties to this Technology License Agreement ("Agreement") are PALMCHIP CORPORATION ("Licensor") and WINTEGRA CORPORATION ("Licensee") both having principal places of business at the addresses specified in the signature blocks below.

In consideration of the mutual promises contained herein, the parties hereby agree as follows:

2.	DEFINITIONS

"Affiliate" shall mean any corporate entity, which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another corporate entity, where "control means voting power over at least (50%) of the voting securities of such entity.

"Assignment Fee" shall mean the fee that Licensor shall receive from either Licensee or any assignee (the amount of which shall be determined at Licensor's sole discretion) (and which may include additional royalty fees, License fees and/or other fees)) prior to Licensee being permitted to assign this agreement.

"Authorized Users" shall mean those corporations that are specifically authorized by the terms of this agreement to use the licenses granted herein, provided that Licensee has satisfied all required prerequisites including having paid all required fees (pursuant to the terms of this agreement).

"Confidential Information" shall mean the specific terms of this Agreement, User Documentation, pricing information or information concerning new products, trade secrets, and other intellectual property information; and any business, marketing or technical information disclosed in relation to this Agreement and identified as confidential by, or proprietary to, the disclosing party. "Confidential Information" shall not include information (i) already in the possession of the receiving party without an obligation of confidentiality; (ii) hereafter rightfully furnished to the receiving party by a third party without a breach of any separate nondisclosure obligation; (iii) publicly available without breach of this Agreement (i.e. information in the public domain); (iv) released for disclosure by the receiving party with the written consent of the disclosing party; (v) furnished by the disclosing party to a third party without restriction on subsequent disclosure; or (vi) independently developed by the receiving party without reliance on the Confidential Information. The parties expressly agree that the Source Code for Licensor's Products is Licensor's intellectual property and is Confidential Information.

Palmchip/Wintegra Technology License Agreement

"Derivative works" shall mean derivatives of Intellectual Property, which term shall include: the transformation, adaptation, translation, abridgment, revision or other forms in which an existing work can be recast, transformed or adapted. It shall also include the improvement of any patentable or patented work material and/or any new material derived from an existing trade secret or intellectual property.

"Effective Date" shall mean the date this Agreement is signed by both parties.

"End User" shall mean any third party individual, business or governmental customer of Licensee, or of a Sublicensee, that acquires one or more copies of Licensor's Products for personal or internal business use.

"Export Laws" shall mean all laws, administrative regulations, and executive orders of any applicable jurisdiction relating to the control of imports and exports of commodities and technical data, including without limitation, the Export Administration Regulations of the U.S. Department of State, and the Enhanced Proliferation Control Initiative.

"Identity" shall mean name and address.

"Intellectual Property" shall mean any patents, patent rights, trade marks, service marks, registered designs, topography or semiconductor maskwork rights, applications for any of the foregoing, copyright, trade secret rights, unregistered design rights, any Intellectual Property Derivative works, contract and licensing rights and any other similar protected rights of either party in any country, territory or other jurisdiction.

"Licensor's Products" shall mean those Licensor Products made available from Licensor as set forth in Exhibit A, which includes without limitation installation scripts and User Documentation, and all enhancements, bug fixes, updates, new versions, ports, localized versions and other modifications made for such products that may be provided to Licensee pursuant to the terms of this Agreement.

"Licensee's Uart Products" shall mean any silicon chip, developed or produced by Licensee that has instantiated within such product, any Licensor Product set forth in exhibit A(1), including bug fixes, enhancements and updates that do not change the functionality of the chip. For the avoidance of doubt, a Licensee Uart Product that includes circuitry which is materially different from, or functionality which is not identical to, the circuitry or functionality included within another Licensee Uart Product, whether in terms of structure, sequence, physical layout or otherwise, shall constitute a separate Licensee Product.

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Palmchip/Wintegra Technology License Agreement

"Multi Use License" shall mean Licensee's Authorized Users are permitted by the licenses granted in this agreement to use up to five separate Single use licenses provided that Licensee abides by the terms of this agreement and has paid any and all required fees pursuant to the terms of this agreement.

"Perpetual Use License" shall mean Licensee's Authorized Users are permitted by the licenses granted in this agreement to use an unlimited number of Single use licenses provided that Licensee abides by the terms of this agreement and has paid any and all required fees pursuant to the terms of this agreement.

"Products" shall mean both Licensor's and Licensee's Products.

"Site" shall mean the specific geographic location where Licensee does business (which is identified in Paragraph 3 (f) herein), which is the only location where Licensee may exercise the licenses granted from Licensor under this agreement.

"Single Use License" shall mean Licensee's Authorized Users are permitted by the licenses granted in this agreement to develop only one of Licensee's Uart Products.

"Silicon Chip" shall mean a silicon chip that is not incorporated into a system, but instead is sold by Licensee separately as a stand alone chip to its customers.

"Silicon Chip System" shall mean a silicon chip that is NOT sold separately by Licensee as a stand alone chip to its customers, but instead is incorporated into a system and product and sold only as part of such system and product.

"Software" shall mean the underlying computer program in object code and source code, including the Verilog Source Code, Models, Tools and Test, or other code which (i) comprises a product, (ii) is readable by human beings when displayed on a monitor or printed on paper, regardless of the media on which the product is stored, (iii) must be translated by a process generally known as compiling into Object Code before the product can be executed by a computer and (iv) that contains test suites and test plans.

"Sublicensee" shall mean, as the context requires, any third party to whom Licensee distributes the Products either for its own use or for further distribution.

"Sublicense Agreement" shall mean a license agreement substantially conforming to that agreement set forth in exhibit K.

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Palmchip/Wintegra Technology License Agreement

"Technical Incident Event" shall mean that Licensee's point of contact has logged a support inquiry with Licensor's technical staff.

"User Documentation" shall mean the user manuals and other related materials, including without limitation, any training materials, installation documentation and documentation for Source Code, in whatever medium regarding the proper installation and use of the Products described therein, in each of the supported languages, and all updates, new versions and any other modifications made to such materials. Specifically, User Documentation shall include appropriate installation scripts for the Products as well as instructions for duplicating the installed script's actions for the Products in order to allow Licensee to write equivalent code and integrate it into Licensee's installation programs.

3.	LICENSE GRANTS AND RESTRICTIONS

a)      License Grant. Subject to Licensee's compliance with the terms and conditions of this agreement, Licensor hereby grants to Licensee pursuant to paragraphs 3 (b) and (f), one non-transferable, non-exclusive, Single Use License to:

i)      use, copy, and modify the Licensor Products set forth in Exhibit A (1), solely for the purposes of designing, developing and manufacturing (as well as having manufactured) Licensee Uart Products;

  iii)      offer for sale, sell, import, supply and distribute (and have distributed) Licensee's Uart Products as a Silicon Chip;

b)      License Restrictions. Unless otherwise expressly indicated by the terms of this agreement, all of the licenses granted to Licensee and all options to purchase licenses that have been granted to Licensee in this Agreement, are granted only to the Authorized Users specified in exhibit J (1). For the avoidance of doubt, unless otherwise indicated herein, only those Authorized Users identified in exhibit J (1) may use the licenses and options granted herein.

c)      License Not Granted. For the avoidance of doubt, no right is granted to Licensee to sublicense the rights licensed to Licensee under this agreement.

d)      Notification of Product Development. Within 45 days of the date that Licensee has developed any Licensee Product and has made it available for sale, Licensee shall inform Licensor in writing of the existence of such product, which shall include a description of the product and how it functions.

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Palmchip/Wintegra Technology License Agreement

e)      Ownership of Licensor's product. Licensee shall have no other rights with respect to Licensor's Products or the Intellectual Property Rights of Licensor. In particular, Licensee shall not have the right to (1) make derivative works of Licensor's product other than creating Licensee Products, or (2) reverse engineer such Licensor Product.

i)      Licensee shall not and shall not permit any person or entity within its control to use Licensor's Product or the Intellectual Property Rights of Licensor for any purpose other than that which is expressly set forth in this agreement as specifically restricted by the licenses granted in this agreement.

ii)      If Licensee is permitted under the terms of this agreement to have manufactured Licensor's Products, Licensee shall first have such manufacturer and/or sublicensee sign the Non Disclosure Agreement attached as exhibit F. Licensee shall send Licensor a copy of such agreement within 30 days after such agreement is executed.

iii)      Licensee hereby agrees that it will make all reasonable efforts to prevent and/or stop any sublicensee from violating any of the obligations set forth in paragraphs 2(e) (i) and/or 2(e) (ii), and prevent any third party from violating any of the terms of this agreement pursuant to an Authorized assignment.

iv)      Scope of License. Unless otherwise indicated in this agreement, the Licenses granted to Licensee under this agreement to create and/or produce any Licensee products are all granted specifically under the scope of the license granted. Any license granted to Licensee shall terminate when Licensee has exceeded the scope of the specific licenses granted.

f)      Site. The sites where Licensee may exercise the licenses granted under this agreement are: 7000 North MoPac Expwy, Suite 200, Austin, TX 78731 and Taya Center 9 Hata'asia Street, Ra'anana Industrial Park, 44657, Israel.

g)      Affiliates. Pursuant to clause 24(a)(i) below, Affiliates of Licensee shall have the same rights under this Agreement as Licensee. In exercising such rights, such Affiliates shall be bound by all of the obligations of Licensee hereunder that pertain thereto. Licensee shall be responsible for ensuring that its Affiliates comply with the terms and conditions of this Agreement.

4.	PROPRIETARY RIGHTS

a)      Licensor. All right, title and interest to Licensor's Products and other products delivered by Licensor to Licensee from time to time hereunder shall remain exclusively with Licensor. Licensee expressly disclaims any ownership or other interest in the intellectual property and proprietary rights in the Licensor's Products or other products as delivered to Licensee by Licensor from time to time.

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Palmchip/Wintegra Technology License Agreement

b)      Licensee. All rights, title and interest to any of Licensee's Property or other products of Licensee shall remain exclusively with Licensee. Licensor expressly disclaims any ownership or other interest in the intellectual property of Licensee.

5.	FEES AND ROYALTIES (PRIMARY AUTHORIZED USERS)

a)      Single Use License Fees. Subject to paragraph 2 (b), in consideration of Licensee being granted a Single Use License, Licensee shall pay to Licensor the License fees set out in exhibit C (1), the maintenance fees set out in exhibit C (1) (b), the support fees set out in exhibit C (1) (c), the Royalty fees set out in exhibit D, and the engineering fees set out in exhibit B. Said fees are due in accordance with the milestones set out in the aforementioned exhibits.

6.	FEES AND ROYALTIES (ADDITIONAL AUTHORIZED USERS)

a)	N/A

7.	OPTIONAL MULTI AND/OR PERPETUAL USE LICENSES

a)      Subject to Licensee's compliance with the terms of this agreement, including exhibit K, Licensor shall have the right to obtain a Perpetual Use License and/or a Multi Use License.

8.	LATE FEES, TAXES AND EXPORTS

a)       All sums not paid when due shall accrue interest daily at the lesser of a monthly rate of [† ] or the highest rate permissible by law on the unpaid balance until paid in full. If any payment is not received within 30 days of its due date, a separate late charge (other than interest) shall be due to Licensor by Licensee at a rate of [†] per month from the original due date or the maximum rate permitted by law, whichever is less, for each month or portion thereof that the outstanding balance remains unpaid.
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[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

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Palmchip/Wintegra Technology License Agreement

b)       Exports and Reexports. Licensee hereby assures Licensor that it will not export or re-export directly or indirectly (including via remote access) any part of the Licensor's Products or any Confidential Information to any country for which a validated license is required under the Export Laws without first obtaining a license.

c)       Taxes. It is Licensee's responsibility to pay any state and federal sales, value added taxes, use or other taxes or custom and duty charges due as the result of this Agreement, except those taxes with respect to Licensor's income. All payments due by Licensee shall be made to Licensor without any deduction for taxes, duties, fees, or charges of any kind.

9.	REPORTS

a)       Maintenance of Records. Licensee shall maintain appropriate books of its accounts and records in accordance with generally accepted accounting principals of the United States, which shall include inventory records. Licensee shall also make accurate entries concerning all transactions relevant to this agreement, including documentation relating to the creation of Licensee Products and the revenues received by Licensee on account of the distribution of Licensee Products.

c)       Auditing Rights. Licensor shall have the right, on reasonable notice to the Licensee, at its own cost and no more than once per year, through its independent auditor, to inspect, examine, take extracts, and make copies from the Licensee's Records, at a mutually agreed upon time during Licensee's normal business hours, only to the extent reasonably necessary to verify the number of Products produced and/or the payments made under this Agreement. Licensor shall have the further right during the term of this Agreement, and for three years after the termination of this agreement, on reasonable notice to the Licensee, through Licensor's independent agent, to enter the premises of the Licensee and with the assistance of the Licensee, which assistance shall not be unreasonably withheld, to obtain information only to the extent reasonably necessary to verify compliance by the Licensee with all terms and conditions of this Agreement, including, without limitation, to verify how many Licensee Products have been created by Licensee, how the Products are being used by the Licensee and to verify what measures have been taken by Licensee to protect the Intellectual Property and confidential information of Licensor.

i)       If upon inspection of the Records of the Licensee, Licensor discovers that Licensee failed to disclose to Licensor that it had created any Licensee Product, Licensee shall bear Licensor's reasonable costs in connection with such inspection, including all reasonable legal and audit fees. Furthermore, Licensee shall pay within 30 days of such discovery, Licensor's then current value of the Intellectual Property Rights that were used by licensee concerning such Licensee Product.

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Palmchip/Wintegra Technology License Agreement

10.	SOURCE CODE

a)       Licensee recognizes that part of Licensor's Products may include source code, and that such source code is the Intellectual Property and confidential information of Licensor in which the Licensor owns the Intellectual Property Rights.

b)       Licensee shall take adequate security measures to protect the rights of Licensor in its source code, including without limit, keeping detailed records of the location of any source code, and if any copies made, by giving access to the source code to its employees on a need-to-know basis and by keeping records of all instances where non-Licensor source code is added to the source code of Licensor through exercise of any Development Rights granted to Licensee in this Agreement.

c)       Licensor shall have the right, upon reasonable notice to Licensee, during the term of this Agreement, through its independent agent, to attend at the premises of Licensee to verify and confirm what use has been made by Licensee of Licensor's source code and the measures taken by the Licensee to protect the source code. Licensor shall have the right to request Licensee to make all necessary changes to Licensee's procedures regarding the source code if such inspection by the Licensor reveals that Licensee has not been taking appropriate measures with respect to the source code.

d)       The failure of the Licensee to take adequate security measures to protect Licensor's Product, including but not limited to the source code, shall constitute a material breach of this Agreement allowing Licensor to terminate this Agreement pursuant to paragraph 19.

e)       Returning Licensor's Netlist. Licensee shall return any unencrypted netlists that it receives from Licensor pursuant to this agreement within 90 days after receiving such netlist.

11.	TECHNICAL SUPPORT

a)       Subject to Licensee's compliance with the terms of this agreement and subject to Licensee's Payment of the support fees set out in exhibit H, Licensor shall provide the support services set out in Exhibit H.

12.	MAINTENANCE SERVICES

a)       Subject to Licensee's compliance with the terms of this agreement, and subject to Licensee's Payment of the maintenance fee set out in exhibit C, Licensor shall provide the maintenance services set out in Exhibit I.

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Palmchip/Wintegra Technology License Agreement

13.	ENGINEERING SERVICES

a)       Subject to Licensee's compliance with the terms of this agreement, including exhibit B, Licensor shall provide the engineering services set out in Exhibit B.

14.	DELIVERY OF LICENSOR PRODUCTS

a)       Deliverables. Pursuant to compliance by licensee with the terms of this agreement, Licensor shall deliver to Licensee the authorized Licensor Products set forth in Exhibit A.

15.	RELATIONSHIP

a)       Marketing Efforts And Publicity. Licensee agrees to abide by the promotional obligations contained in Exhibit E.

b)       Review of Relationship. After the first anniversary of the Effective Date and/or within 30 days of each anniversary thereafter, Licensee and Licensor shall meet to review the relationship between the parties as set forth in this Agreement. Such review shall be conducted in good faith and shall include without limitation the following areas: products, computer systems, support, maintenance, marketing and publicity. Changes to the relationship that are agreed to at such meeting shall be incorporated by the parties into this Agreement by written amendment.

16.	WARRANTY AND LIMITATION

a)       Warranty. Licensor represents and warrants that:

i)       Subject to paragraphs 16 (a) (iv) and (v), Licensor is the owner of or has a valid license for all Intellectual Property Rights (including copyrights) in and to the Licensor's Products. Licensor hereby warrants that for a period of [†] from the delivery of Licensor's Products to Licensee, Licensor's Products will be free from material defects in the media and will substantially conform to the specifications in the User Documentation.
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[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

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Palmchip/Wintegra Technology License Agreement

ii)     The Licensor's Products do not include any instructions, algorithms or code that would cause the Licensee's Products (including any component, routine, or sub-routine thereof or other data relating thereto) to maliciously: (i) be modified or damaged, (ii) modify, damage or delete itself or cause other software, programs, routines or sub-routines or data to be modified, damaged or deleted, or to modify, damage or delete themselves, (iii) replicate and propagate itself throughout other software, programs, routines or sub-routines or data, (iv) search for and consume memory in computers or transmit data, (v) usurp the normal operation of computer facilities, or (vi) alter or place itself within or substitute itself for any of the Licensor's Products or Licensee's Products or any other software product, including any component, routine, or sub-routine thereof and other data relating thereto. Licensee's sole and exclusive remedy for any breach of warranty shall be for Licensor, as soon as reasonably practicable, to correct any errors in Licensor's Products and deliver such corrected Licensor Products to Licensee.

iii)    Uart Products. Licensee hereby acknowledges that Licensor has informed Licensee that the Uart products are covered by broad patent rights owned by National Semiconductor Corporation. National provides non-exclusive licensing opportunities based on standard terms and conditions. To obtain such a license, Licensee shall call the following:

Cole Reif, Project Engineer, Intellectual Property
National Semiconductor Corporation
M/S D3-579
2900 Semiconductor Drive
Santa Clara, CA 95051
408-721-3836.

b)       LIMITATION. EXCEPT AS EXPRESSLY INDICATED IN THIS AGREEMENT, LICENSEE ACCEPTS THE PRODUCTS PROVIDED UNDER THIS AGREEMENT "AS IS," WITH ALL FAULTS AND WITHOUT OTHER WARRANTIES OR CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

17.	REMEDIES

a)       Indemnification by Licensor. Licensor ("Indemnitor") will indemnify, defend and hold Licensee harmless from and against any and all claims, losses, costs, liabilities and expenses (including reasonable attorneys' fees), arising as a result of or in connection with Licensor's alleged infringement of any intellectual property rights arising from Licensor's products, or for breach of any representations or warranties provided: (i) Licensee promptly gives written notice of any claim to Licensor; (ii) at Licensor's expense, the Licensee provides any assistance that Licensor may reasonably request for the defense of the claim; and (iii) Licensor has the right to control the defense or settlement of the claim, provided however, that the Licensee shall have the right to participate in, but not control, any litigation for which indemnification is sought with counsel of its own choosing, at its own expense. Additionally, if an injunction or order issues restricting the use or distribution of any of the Licensor's Products, or if Licensor determines that Licensor's Products are likely to become the subject of a claim of infringement or violation of a patent, copyright, trade secret or other intellectual or proprietary right of any third party, Licensor shall, at its option and expense: (a) procure the right for licensee to continue using, reproducing, and distributing Licensor's Products pursuant to this agreement; or (b) replace or modify the Licensor's products so that they become noninfringing, provided such modification or replacement does not materially alter or affect the specifications for or the use or operation of the Licensor's Products. UNDER NO CIRCUMSTANCE WILL LICENSOR BE LIABLE TO INDEMNIFY LICENSEE UNDER THIS PROVISION FOR ANY AMOUNT GREATER THAN THE FEES PAID UNDER THIS AGREEMENT BY LICENSEE.

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Palmchip/Wintegra Technology License Agreement

i)       Modification of Licensor's Product. The provisions of this paragraph 17 do not extend to any suit based upon an infringement or alleged infringement of any patent, copyright, trade secret, mask work, trademarks or other intellectual property rights, which is the result of: (a) Licensee's manufacturing process (b) any modification of the Licensor's Products not made by Licensor; or (c) the use of Licensor Products in combination with other equipment, technology or software not purchased or licensed from Licensor, provided that such claim would not have occurred but for such combination, modification or enhancement.

b)       Indemnification by Licensee. Licensee ("Indemnitor") will indemnify, defend and hold Licensor harmless from and against any and all claims, losses, costs, liabilities and expenses (including reasonable attorneys' fees), arising as a result of or in connection with Licensee's alleged infringement of any intellectual property rights arising from any of Licensee's products, or for breach of any representations or warranties provided: (i) the Licensor promptly gives written notice of any claim to Licensee; (ii) at Licensee's expense, the Licensor provides any assistance that Licensee may reasonably request for the defense of the claim; and (iii) Licensee has the right to control the defense or settlement of the claim, provided, however, that Licensor shall have the right to participate in, but not control, any litigation for which indemnification is sought with counsel of its own choosing, at its own expense. Under no circumstance will Licensee be liable to indemnify Licensor under this provision for any amount greater than the fees paid under this agreement by Licensee.

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Palmchip/Wintegra Technology License Agreement

18.	LIMITATION OF LIABILITY

a)       CONSEQUENTIAL DAMAGES. EXCEPT FOR A BREACH OF CLAUSE 3(e) (i), 10(a) and (b) 17 and 19, OR AS OTHERWISE EXPRESSLY STATED HEREIN, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

b)       ACTIONS. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY A PARTY MORE THAN TWO YEARS AFTER THE PARTIES HAD KNOWLEDGE OF EVENTS WHICH GAVE RISE TO THE CAUSE OF ACTION OCCURRED.

19.	CONFIDENTIAL INFORMATION

a)       Confidentiality. Neither party shall use or disclose to any person, either during the term or after the termination of this Agreement, any Confidential Information of the other party except for purposes consistent with the administration and performance of a party's rights or obligations hereunder, or as required by law. Each party shall use a commercially reasonable degree of care, but in any event no less than the same degree of care it uses regarding its own information of a similar nature, to avoid disclosure of any Confidential Information of the other party.

b)       Authorized Disclosure. Either party may disclose the general existence and nature of this Agreement, but may not disclose the specific terms of this Agreement without the prior consent of the other party.

20.	TRADEMARKS

a)       Licensee agrees not to remove, delete or destroy any copyright, patent, notice, trademark, service mark, proprietary mark or other intellectual property information placed on Licensor's Products. Licensee shall incorporate corresponding notices as Licensor may reasonably require on all copies of Licensor Products used or distributed by Licensee.

21.	DISPUTE RESOLUTION

a)       Any dispute, controversy, or claim arising out of or relating to this Agreement or to a breach hereof that cannot be resolved by the parties within sixty (60) days of a notice of the dispute being served by one party to the other, will be referred to arbitration by a single arbitrator who shall finally resolve the dispute. The arbitrator shall be designated by agreement between the parties. If the parties are unable to agree upon a single arbitrator within thirty (30) days of a written request by one party to the other, a petition will be made to the American Arbitration Association for its chairman to appoint an arbitrator.

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Palmchip/Wintegra Technology License Agreement

b)       The arbitration shall be conducted in English and in accordance with the then-current arbitration rules of the American Arbitration Association. The arbitration, including the rendering of the award, shall take place in San Jose, California, USA, and this location shall be the exclusive forum for resolving such dispute, controversy, or claim. For the purposes of this arbitration, the provisions of this Agreement and all rights and obligations herein shall be governed and construed in accordance with the laws of the State of California, USA. The decision of the arbitrator shall be binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorney's fees to the prevailing party) shall be paid as the arbitrator shall determine. The decision of the arbitrator shall be executor, and judgment thereon may be entered by any court of competent jurisdiction.

c)       Notwithstanding anything in this paragraph 21, each party shall have the right to institute judicial proceedings against the other party to seek specific performance, injunctive relief, or similar equitable relief.

22.	TERM AND TERMINATION

a)       Term. This Agreement and all rights and licenses granted herein will become effective on the Effective Date and will remain in effect for a period of four (4) years from the effective date (the "term") unless and until it is otherwise terminated in accordance with an express provision of this agreement. Upon the mutual written agreement of the parties, the term of this agreement may be renewed for an extended term. Such agreement shall not be unreasonably withheld. Upon any non renewal of this agreement after the initial or a renewal term, Licensee shall have the right to continue shipping Licensee Products that were being shipped at the time of non-renewal subject to Licensee continuing to pay the royalty fees and other fees required under this agreement. For the avoidance of doubt, Licensee shall not be entitled to create any new Licensee Products after the termination of this agreement.

b)       Without prejudice to any other right or remedy which may be available to it, either party shall be entitled summarily to terminate this agreement by giving written notice to the other, if the other party:

i)       has committed a material breach of any of its obligations hereunder which is incapable of remedy:

ii)       has committed a material breach of any of its obligations hereunder which is capable of remedy but which has not been remedied within a period of thirty (30) days following receipt of written notice to do so, including Licensee's failure to pay any fees required by this agreement;

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Palmchip/Wintegra Technology License Agreement

iii)       has filed a petition in bankruptcy;

iv)       has had a receiver, trustee in bankruptcy or similar officer appointed to take charge of all or part of its property; or

v)       is adjudicated a bankrupt.

23.	EFFECT OF TERMINATION

a)       Except as otherwise expressly provided herein, upon termination of this agreement, Licensee will (1) immediately discontinue any use and distribution of all Products, and (2) at Licensor's option, either destroy or return to Licensor all of Licensor's Confidential Information and/or Licensor's Products which are in Licensee's possession and/or control, in all forms partial and complete, in all types of media and computer memory whether or not modified or merged with other materials. However, Licensee may use what is necessary to continue shipping products pursuant to paragraph 22 (a) when allowed.

b)       Within one month after termination of this Agreement, Licensee will furnish to Licensor a certificate signed by a duly authorized officer of Licensee indicating that to the best of his or her knowledge, information and belief, after a reasonable inquiry, Licenses has complied with the provisions of clause 23 (a).

c)       Licensee agrees that in the event of termination through its default, all fees or charges due for the remaining term of this agreement shall immediately become due and payable.

d)       Survival. Except as otherwise indicated in this agreement, Paragraphs 2,4, 17, 18, 19, 21, 23 an 25 shall survive any expiration or termination of this Agreement.

24.	ASSIGNMENT

a)       Assignment. Neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld provided that Licensor is paid the applicable Assignment Fee pursuant to clause (a)(i) of this paragraph 24. Notwithstanding the foregoing, and provided that Licensor is paid the applicable Assignment Fee pursuant to clause (a)(i) of this paragraph 24, either party may, upon notice to the other party, assign this Agreement and the licenses granted hereunder, to (i) any Affiliate of such party, (ii) any corporation resulting from the consolidation or merger of such party with or into another corporation, or (iii) any person or entity which acquires a majority of such party's issued and outstanding capital stock or substantially all of such party's assets. A transfer of a controlling interest in a party shall be deemed an assignment of this Agreement by such party. No assignment shall operate to release any party from liability under this Agreement. Any purported assignment in contravention of this Clause is null and void.

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Palmchip/Wintegra Technology License Agreement

i)       Assignment Fee. In the event of any transfer or assignment of any of Licensee's rights or licenses granted under this Agreement, the transferee/assignee of such rights or licenses shall pay to Licensor an Assignment Fee. The Assignment Fee would be due and payable upon Licensor's Approval permitting such a transfer or assignment.

25.	GENERAL

a)       Independent Contractors. Licensor and Licensee are strictly independent contractors and shall so represent themselves to all third parties. Neither party has the right to bind the other in any manner whatsoever and nothing in this Agreement shall be interpreted to make either party the agent or legal representative of the other or to make the parties joint ventures.

b)       Force Majeure. Neither party shall be responsible for any failure or delay in its performance under this agreement due to causes beyond its control, including, but not limited to, acts of God, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, wars, sabotage, third party industrial disputes or government actions, which are beyond its reasonable control; provided that the delayed party: (i) gives the other written notice of such cause promptly, and in any event within fourteen (14) days of discovery thereof; and (ii) uses its reasonable efforts to correct such failure or delay in its performance. The delayed parties time for performance or cure under this clause shall be extended for a period equal to the duration of the cause.

c)       Recitals, Section Headings and Singular/Plural Terms. The recitals to this Agreement are incorporated herein by this reference. Singular terms shall be construed as plural, and vice versa, where the context requires. Section headings are a matter of convenience and shall not be considered part of this Agreement.

d)       Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the state of California without giving effect to its conflict of laws provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to any transactions under this Agreement, whether between Licensor and Licensee, or between Licensee and any Sublicensee or End User. Each party hereby submits to the jurisdiction of the appropriate state or federal courts in California.

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e)       Effect of Invalid Section. If any provision of this Agreement is declared invalid by any tribunal, then such provision shall automatically be adjusted to the minimum extent necessary to the requirements for validity as declared at such time and as so adjusted, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so adjusted, the provision shall be deemed deleted from this Agreement as though such provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

f)       Notices. A notice shall be delivered by hand, overnight delivery service or registered or certified mail, return receipt requested, postage prepaid. A notice shall be addressed to the other party at the address and to the person listed in exhibit G (1), or to any other person and/or address which may subsequently be specified in writing by a party. A notice shall be effective as of the date it is mailed and/or personally delivered, or if delivery is refused by a party, the date of such refusal. All payments should be delivered and/or mailed to the person at the address specified in exhibit G (2), or to any other person and/or address which may subsequently be specified in writing by a party.

g)       Interpretation. The rule requiring ambiguities to be interpreted against the party that has drafted an agreement shall not apply to this agreement.

h)       Counterparts. This agreement may be executed in one or more counterparts, each of which shall constitute the original, but taken together shall constitute one and the same document.

i)       Entire Agreement. This Agreement is the complete and exclusive statement of the parties to this Agreement on these subjects, and supersedes all prior written or oral proposals and understandings relating thereto. This Agreement may only be modified by a writing signed by an officer of the party to be bound. This Agreement takes precedence over any purchase order issued by Licensor or Licensee, which may be accepted by the other party for administrative convenience only. If any court of competent jurisdiction determines that any provision of this Agreement is invalid, the remainder of the Agreement will continue in full force and effect. The offending provision shall be interpreted to whatever extent possible to give effect to its stated intent.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

LICENSOR:	LICENSEE:

Palmchip Corporation	Wintegra Corporation
2055 Gateway Place, Suite 240	7000 North MoPac Expwy, Suite 200,
San Jose, CA 95110	Austin, TX 78731

/s/ Jauher Zaidi	/s/ Robert O'Dell

Signature	Signature
Name: Jauher Zaidi	Name: Robert O'Dell
Title: President and CEO	Title: Vice President of Marketing
Date: October 10, 2000	Date: September 29, 2000

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EXHIBIT A

LICENSOR PRODUCTS (DELIVERABLES)

PURSUANT TO THE TERMS OF THIS AGREEMENT, LICENSOR SHALL DELIVER TO LICENSEE THE FOLLOWING PRODUCTS IDENTIFIED IN PARAGRAPH 1 AND 2 BELOW, ALONG WITH ALL OF THE SUPPORT MATERIALS IDENTIFIED IN PARAGRAPH 3 BELOW:

1.    UART PRODUCTS

16550 COMPATIBLE UART - PALM-BK-3103

Features:

• Functionally compatible with 16450/16550	• Complete status reporting

• Programmable baud generator	• Fully prioritized interrupt system control

• Independent receive clock	• 5-, 6-, 7-, or 8-bit characters

• Even, Odd, or no parity	• 1, 1.5, or 2 stop bits

• False start bit detection	• Line break generation and detection

• Internal diagnostics, loopback, overrun, framing error and parity	• MODEM control functions (CTS, RTS, DSR, DTR, RI AND DCD)

• Easily interfaces to CPUs and DSPs	• CoreFrame® SOC integration architecture

2.	SUPPORT MATERIALS

a.       Verilog, synthesizable RTL code, Synopsys synthesis scripts, Testbench where applicable and User Documentation.

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EXHIBIT B

DESIGN AND ENGINEERING SERVICES

1.	FEES

a)       If Licensee desires to receive any engineering services from Licensor (other than basic support services provided during the paid maintenance period), it shall submit a purchase order to Licensor for such services and shall pay Licensor at Licensor's then current engineering rate for such requested services.

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EXHIBIT C

LICENSE FEES AND PAYMENTS

1.	MULTI USE LICENSE AND ASSOCIATED FEES:

a)       License Fee. Pursuant to the term of this Agreement, Licensee shall pay to Licensor an initial license fee in the amount of:

[†]

i)       When License fee is due. [†] shall be delivered to Licensor on or before September 30, 2000.

b)       Maintenance Fee. Licensee has declined the right to receive any support and maintenance other than the initial support which will be offered for the first thirty (30) days following the execution of this agreement.

i)       Renewal of maintenance services. Licensee shall notify Licensor of its intent to purchase a year of Maintenance services, and within 10 days of receiving Licensor's then current yearly required maintenance fee, shall pay to Licensor, Licensor's then current yearly required maintenance fee. The manner in which maintenance service shall be performed is specified in exhibit I.

c)       Support Fee. Upon payment of any required maintenance fee, Licensee shall provide Licensee support Services in the manner specified in exhibit H. All fees shall be paid in the manner specified in exhibit H.

_________________
[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

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EXHIBIT D

ROYALTY FEES

1.	PER PRODUCT ROYALTY SCHEDULE

N/A

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EXHIBIT E

PROMOTIONAL OBLIGATIONS

1.       Licensee agrees to publicly announce the licensing of Licensor's Products through a joint press release (or in its own press release after receiving Licensor's approval) within 30 days after the announcement of the first Licensee Product.

2.       Licensor will have the right, using its normal promotional practices, to independently announce and refer to any Licensee Products that Licensee has announced.

3.       Licensee agrees (upon request) to provide its logo to Licensor to assist Licensor in promoting the parties relationship and activities that refer to Licensee Products.

4.       Licensee agrees not to use Licensor's trademarks in a manner other than specified by Palmchip.

5.       Licensee agrees to allow Licensor to use Licensee's company name/logo on Licensor's website as a "newly licensed customer." Licensor cannot describe the specific Licensee Product until such product is released.

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EXHIBIT F

NONDISCLOSURE AGREEMENT

This Non-Disclosure Agreement is made this _______ day of___________________, 2000 (the "Effective Date") BETWEEN PALMCHIP CORPORATION, a Delaware corporation, with offices located at 2055 Gateway Place, suite 240, San Jose, California, 95110 ("PALMCHIP") and __________________ CORPORATION, with offices located at __________________________________________ ("RECIPIENT").

IT IS HEREBY AGREED as follows:

1.           "Confidential Information'' shall mean all information relating to or derived from the information described in Part A of Schedule 1 of this Agreement. Recipient acknowledges that Palmchip entered into an agreement with Wintegra Corporation ("Wintegra") pursuant to which Palmchip granted Wintegra a license to have manufactured (provided that such manufacturers signs this Non Disclosure Agreement) certain Wintegra products that Wintegra hopes to have instantiated with Confidential Information. Recipient hereby declares that it has entered into a written agreement with Wintegra to assist Wintegra in the manufacturing of Wintegra products which shall incorporate Palmchip Technology by participating only in the testing process of the aforementioned Wintegra products.

2.           Except as expressly permitted herein, the Recipient shall maintain in confidence and not disclose Confidential Information on the later to occur of the date (a) 15 years following the date of this agreement or (b) 15 years following the date that Confidential Information is last disclosed and/or received.

3.           The Recipient shall have the right to use Confidential Information solely for the purpose (the "Permitted Purpose") specified at the end of this Agreement in schedule 1 (b).

4.           Pursuant to schedule 1 (b), the Recipient shall disclose Confidential Information only to those of its employees who have a need to know such information for the Permitted Purpose.

5.           The Recipient agrees not to reproduce or copy by any means Confidential Information, except as reasonably required to accomplish the Recipient's Permitted Purpose. Upon termination of Recipients Agreement with Wintegra and/or this agreement, the Recipient's right to use Confidential Information, as granted in Paragraph 3 above, shall immediately terminate. In addition, upon such termination, the Recipient shall return promptly to Wintegra or Palmchip (upon notice from Palmchip that Wintegra has breached the Palmchip/Wintegra Agreement), all tangible materials that disclose or embody Confidential Information.

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6.           The Recipient shall not remove any proprietary rights legend from Confidential Information.

7.           The Recipient acknowledges that Confidential Information may still be under development, or may be incomplete, and that such information may relate to products that are under development or are planned for development. PALMCHIP MAKES NO WARRANTIES REGARDING THE ACCURACY OF THE CONFIDENTIAL INFORMATION. PALMCHIP ACCEPTS NO RESPONSIBILITY FOR ANY EXPENSES, LOSSES OR ACTION INCURRED OR UNDERTAKEN BY THE RECIPIENT AS A RESULT OF THE RECIPIENT'S RECEIPT OR USE OF CONFIDENTIAL INFORMATION.

8.           Other than as expressly specified herein, Palmchip grants no license to the Recipient under any copyrights, patents, trademarks, trade secrets or other proprietary rights to use or reproduce Confidential Information. Additionally, Recipient shall not and shall not permit any person or entity within its control to use Palmchip's confidential information and/or any intellectual property rights of Palmchip for any purpose other than that which is expressly set forth in this agreement as specifically restricted by this agreement.

9.           Recipient expressly disclaims any ownership or other interest in the confidential information, intellectual property and other proprietary rights of Palmchip.

10.           Confidential Information shall not include any information that the Recipient can demonstrate:

(a)           was in the Recipient's possession without confidentiality restriction prior to Recipient's receipt of Confidential Information pursuant to this agreement, the Palmchip/Wintegra agreement and/or its agreement with Wintegra;

(b)           was generally known in the trade or business in which it is practiced by Palmchip at the time of disclosure to the Recipient hereunder, or becomes so generally known after such disclosure, through no act of the Recipient;

(c)           has come into the possession of the Recipient without confidentiality restriction from a third party and such third party is under no obligation to Palmchip and/or any other company to maintain the confidentiality of such information; or

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(d)           was developed by the Recipient independently of and without reference to Confidential Information.

11.           This Agreement shall be governed by the laws of the State of California excluding its conflict of laws provisions.

12.           This Agreement expresses the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments and understandings pertaining to the subject matter hereof. Any modifications of or changes to this Agreement shall be in writing and signed by both parties.

13.           Unless earlier terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect until September 27, 2004, whereupon it shall expire. In the event this Agreement is terminated, its provisions shall survive, for the Non-Disclosure Period, with respect to Confidential Information.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized representative:

PALMCHIP CORPORATION:

By:_________________________________________

Name: Amiel L. Wade

Title: General Counsel

Date:________________________________________

RECIPIENT:

By:__________________________________________

Name:________________________________________

Title:_________________________________________

Date:_________________________________________

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Palmchip/Wintegra Technology License Agreement

SCHEDULE 1

A       CONFIDENTIAL INFORMATION IS ANY INFORMATION RELATING TO OR DERIVED FROM THE FOLLOWING:

COMPATIBLE UART - PALM-BK-3103

Features:

• Functionally compatible with 16450/16550	• Complete status reporting

• Programmable baud generator	• Fully prioritized interrupt system control

• Independent receive clock	• 5-, 6-, 7-, or 8-bit characters

• Even, Odd, or no parity	• 1, 1.5, or 2 stop bits

• False start bit detection	• Line break generation and detection

• Internal diagnostics, loopback, overrun, framing error and parity	• MODEM control functions (CTS, RTS, DSR, DTR, RI AND DCD)

• Easily interfaces to CPUs and DSPs	• CoreFrame® SOC integration architecture

SUPPORT MATERIALS

a.       Verilog, synthesizable RTL code, Synopsys synthesis scripts, Testbench where applicable.

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B           PERMITTED PURPOSE

1.           USING NECESSARY CONFIDENTIAL INFORMATION ON WINTEGRA'S BEHALF TO CONDUCT REASONABLY REQUIRED TESTS DURING THE MANUFACTURING PROCESS OF WINTEGRA PRODUCTS SOLELY FOR WINTEGRA. ANY MATERIALS AND/OR INFORMATION GATHERED AND/OR GENERATED AS A RESULT OF THE RECEIPT OF ANY CONFIDENTIAL INFORMATION SHALL BE PROVIDED SOLELY TO WINTEGRA.

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EXHIBIT G

Notices, payments and Amendments

1.           NOTICES

a)           Notices shall be sent to the following addresses and telecommunications numbers:

i)	In the case of Licensor:

Palmchip Corporation
2055 Gateway Place, Suite 240
San Jose, CA 95110
Attention of: Amiel L. Wade, General Counsel
E-mail: awade@palmchip.com
Facsimile: 408-573-7357
Phone: 408-487-8696

ii)	In the case of Licensee:

Wintegra Corporation
Taya Center 9 Hata'asia St.,
Ra'anana Industrial Park, 44657 Israel
Attention of: Robert O'Dell
E-mail: Robert@Wintegra.com
Phone: 972-9-743-9998

2.           PAYMENTS

a)           All payments do to Licensor under this agreement shall be sent to the following person at the following address:

Palmchip Corporation
Attention of Maha Zaidi, Vice President
2055 Gateway Place, Suite 240
San Jose, CA 95110

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EXHIBIT H

SUPPORT SERVICE AND FEES

1.           SCOPE OF SUPPORT

a)           Pursuant to the terms of this agreement, Licensor shall provide Licensee technical support via telephone, e-mail responses and fax responses by qualified personnel during Licensor's normal technical support business hours. Such support shall be provided to Licensee's engineers who have questions regarding Licensor's products.

b)           Length of Support. Each year of paid support shall entitle Licensee to receive a total of up to 75 hours of support. Any other support shall be charged at the design service rate pursuant to exhibit B.

c)           Support to sublicensee's. For the avoidance of doubt, Licensor is under no obligation to provide support and/or maintenance services to any of Licensee's sub-licensee's.

2.           SUPPORT FEE

a)           First 30 days Development Support. Licensor will provide any requested support services from Licensee's development engineers involved in the work contemplated under this Agreement to Licensee [† ] following the Effective Date of this agreement. If Licensee pays licensor up front license fees pursuant to exhibit C(1)(d), Licensee shall have the option of having the [†] support period begin between October 5 through October 15, 2000 instead of the effective date of this agreement. Licensee shall inform licensor of the date that it desires the [†] support period to begin simultaneous with the payment of the up front fee.

b)           Yearly Support. Licensee shall be entitled to receive [†] of support services, [†].

_________________
[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

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i)       When support fees are due. The support fee identified above shall be delivered to Licensor by Licensee pursuant to exhibit C (1) (a) (i) above.

ii)       Renewal of support services. Within 30 days of the annual anniversary of the effective date of this agreement, Licensee shall notify Licensor of its intent to purchase an additional [†] of support service, and within 10 days of receiving Licensor's then current [†] required support service fee, shall pay to Licensor, Licensor's then current [†] required support service fee.

_________________
[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

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EXHIBIT I

MAINTENANCE SERVICE AND FEES

1.           SCOPE OF MAINTENANCE SERVICE

a)           Upon payment of the maintenance fees as set out in Exhibit C (1) (b), Licensor shall provide Licensee with all enhancements, bug fixes, updates, new versions and any other modifications made for the Licensor's Products as they become generally available, provided that Licensor may exclude any modification, enhancement or update which Licensor in its sole discretion decides results in a new Licensor Product. Licensor shall also provide Licensee with a copy of any revised User Documentation that is made available from time to time in connection with such enhancements, bug fixes, updates, new versions and other modifications.

b)           Licensee's Products. Licensee shall provide Licensor with such copies of Licensee's Products as may be reasonably requested by Licensor to enable Licensor to perform its technical support and maintenance obligations to Licensee under this Agreement. Such copies may only be used by Licensor, and then only in connection with the performance of its obligations under this Agreement. Licensor shall comply with the terms of the end user license agreement included with such Licensee's Products, provided that in the event of any conflict between such end user license agreement and this Agreement, the terms of this Agreement shall prevail.

c)           Modification of Licensor's Product. The provisions of this exhibit do not extend to any maintenance required as a result of (1) any modification or enhancement of Licensor's Products not made by Licensor, or (2) the use of Licensor products in combination with any other Equipment, technology or software not purchased or licensed from Licensor, provided that such maintenance would not be required but for such combination, modification or enhancement.

d)           Support to sublicensee's. For the avoidance of doubt, Licensor is under no obligation to provide support and/or maintenance services to any of Licensee's sub-licensee's.

2.           MAINTENANCE FEE

Licensee shall pay the Maintenance fees as set forth in exhibit C.

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EXHIBIT J

AUTHORIZED USERS

1.           PRIMARY AUTHORIZED USERS

a)           Pursuant to paragraph 2 (b), the following shall be the Authorized Users of the Licenses granted in this agreement:

LICENSEE

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EXHIBIT K

OPTIONAL PERPETUAL USE LICENSE BUYOUT

1.           OPTIONAL MULTI USE LICENSE

a)           During the term of this agreement, Licensee shall have the option of purchasing a minimum of [†] Multi Use License for each of the Licensor Products, provided that Licensee delivers in advance [†] to Licensor.

2.           PERPETUAL USE LICENSE BUYOUT FEE

In the event that Licensor is acquired by another corporation and/or merges with another corporation, Licensee shall have the option of purchasing a minimum of one Perpetual Use License for the Licensor Products. Licensor shall notify Licensee of any acquisition or merger within 30 days of such occurrence, and include in such notification licensor's then current Perpetual Use License fees for the Licensor Products. Licensee shall have 30 days after being notified of such facts to inform licensor in writing of its decision to purchase a separate Perpetual Use License for the Licensor Uart Products. Licensee shall pay to Licensor, licensor's then current Perpetual Use License fees simultaneous with notice of its intent to purchase such licenses.

_________________
[†] Information redacted pursuant to a confidential treatment request by Wintegra, Inc. under 17 CFR §§ 200.80(b)(4) and 230.406 and submitted separately with the Securities and Exchange Commission.

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